As filed with the Securities and Exchange Commission on January 24, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MENLO THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	45-3757789
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
200 Cardinal Way, 2nd Floor
Redwood City, California 94063
(650) 486-1416

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven L. Basta
President and Chief Executive Officer
Menlo Therapeutics Inc.
200 Cardinal Way, 2nd Floor
Redwood City, California 94063
(650) 486-1416
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen B. Thau Alfredo B. D. Silva Shannon E. Sibold Morrison & Foerster LLP 755 Page Mill Road Palo Alto, California 94034 Telephone: (650) 813-5600 Facsimile: (650) 494-0792	Alan C. Mendelson Mark V. Roeder Brian J. Cuneo Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-222324)
If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(do not check if a smaller reporting company)	Smaller reporting company	☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
_________________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.0001 per share	575,000	$17.00	$9,775,000	$1,216.99

(1)
Represents only the additional number of shares being registered and includes 75,000 additional shares of common stock that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-222324) (“Prior Registration Statement”).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $127,075,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on January 24, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $9,775,000 are hereby registered, which includes shares subject to the underwriters’ option to purchase additional shares.

_____________________

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 575,000 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the registrant’s Registration Statement on Form S-1 (File No. 333-222324)).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on January 24, 2018.

MENLO THERAPEUTICS INC.

By:	Steven Basta
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Name	Capacity	Date

/s/ Steven Basta	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 24, 2018
Steven Basta

/s/ Kristine Ball	Senior Vice President, Corporate Strategy and Chief Financial Officer (Principal Financial Officer)	January 24, 2018
Kristine Ball

*	Director	January 24, 2018
Paul Berns

*	Director	January 24, 2018
Albert Cha

*	Director	January 24, 2018
Ted Ebel

*	Director	January 24, 2018
David McGirr

*	Director	January 24, 2018
Aaron Royston

*	Director	January 24, 2018
Scott Whitcup

*By	/s/ Steven Basta
Steven Basta
As Attorney-In-Fact